Exhibit 99.1

News Release

Nektar Therapeutics Reports First Quarter 2010 Financial Results

SAN CARLOS, Calif., May 5, 2010 — Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the first quarter ended March 31, 2010.

Cash, cash equivalents, and short-term investments at March 31, 2010 were $362.0 million as compared to $396.2 million at December 31, 2009.

Revenue for the first quarter of 2010 increased to $33.2 million as compared to $9.7 million in the first quarter of 2009.  The increase in revenue year over year is largely the result of the amortization of the $125.0 million milestone payment received from AstraZeneca in September 2009 under the new partnership agreement for NKTR-118.

Total operating costs and expenses in the first quarter of 2010 declined by 9% to $36.6 million, compared to $40.0 million in the first quarter 2009.

Research and development expense was $23.3 million in the first quarter 2010 as compared to $23.4 million for the same quarter in 2009.  General and administrative expense declined to $9.0 million in the first quarter 2010 from $11.0 million in the first quarter of 2009.

“We are excited about our product opportunities in pain and oncology generated by Nektar’s advanced polymer conjugate technology platform,” said Howard W. Robin, President and Chief Executive Officer of Nektar.  “In particular, we are pleased with the recent recognition that NKTR-102 has received from the oncology community with the acceptance of our NKTR-102 Phase 2 ovarian data for oral presentation at the 2010 American Society of Clinical Oncology meeting in June.”

Net loss for the first quarter ended March 31, 2010 was $6.1 million or $0.07 loss per share as compared to a net loss of $31.8 million or $0.34 loss per share in the first quarter of 2009.

Conference Call to Discuss First Quarter 2010 Financial Results

A conference call to review results will be held today, Wednesday, May 5, 2010 at 2 PM Pacific Time.

Details are below:

Howard Robin, president and chief executive officer, and John Nicholson, chief financial officer, will host a conference call beginning at 5:00 p.m. Eastern Time (ET)/2:00 p.m. Pacific Time (PT) on Wednesday, May 5, 2010.

    To access the conference call, follow these instructions:

    Dial: (866) 783-2146 (U.S.); (857) 350-1605 (international)

    Passcode: 61205652 (Nektar is the host)

An audio replay will also be available shortly following the call through Thursday, May 20, 2010 and can be accessed by dialing (888) 286-8010 (U.S.); or (617) 801-6888 (international) with a passcode of 12368379.

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics is a biopharmaceutical company developing novel therapeutics based on its PEGylation and advanced polymer conjugation technology platforms. Nektar's technology and drug development expertise have enabled nine approved products in the U.S. or Europe for leading biopharmaceutical company partners, including UCB's Cimzia(R) for Crohn's disease and rheumatoid arthritis, Roche's PEGASYS(R) for hepatitis C and Amgen's Neulasta(R) for neutropenia.

Nektar has created a robust pipeline of potentially high-value therapeutics to address unmet medical needs by leveraging and expanding its technology platforms to improve and enable molecules. In addition to the releasable polymer technology, Nektar is the first company to create a permanent small molecule-polymer conjugate with enhanced oral bioavailability and restricted entry into the CNS. Nektar is currently conducting clinical and preclinical programs in oncology, pain and other therapeutic areas. Nektar recently entered into an exclusive worldwide license agreement with AstraZeneca for its oral NKTR-118 program to treat opioid-induced constipation and its NKTR-119 program for the treatment of pain without constipation side effects. NKTR-102 is being evaluated in Phase 2 clinical studies for the treatment of ovarian, breast and colorectal cancers. NKTR-105 is in a Phase 1 clinical study in cancer patients with refractory solid tumors.

Nektar is headquartered in San Carlos, California, with additional R&D operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

This press release contains forward-looking statements that reflect management’s current views regarding the progress and potential of Nektar's pipeline of proprietary drug candidates, the value and potential of Nektar's technology platform, and the value and potential of certain of Nektar’s collaborations with third parties.  These forward-looking statements involve numerous risks and uncertainties, including but not limited to: (i) Nektar's proprietary product candidates and those of its collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage of development prior to regulatory approval for numerous reasons including, without limitation, safety and efficacy findings even after initial preclinical and clinical results have been positive; (ii) the timing or success of the commencement or end of clinical trials and commercial launch of partnered products may be delayed or unsuccessful due to slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical trial design, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets; (iii) Nektar's patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future; (iv) the outcome of any future intellectual property or other litigation related to Nektar's proprietary product candidates or complex commercial agreements; (v) if Nektar is unable to establish and maintain collaboration partnerships on attractive commercial terms, our business, results of operations and financial condition could suffer; and (vi) certain other important risks and uncertainties set forth in Nektar’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 2, 2010, the Current Report on Form 8-K filed today, and the  most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 to be filed on or about May 5, 2010.  Actual results could differ materially from the forward-looking statements contained in this press release.  Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Nektar Investor Inquiries:
Jennifer Ruddock/Nektar Therapeutics
(650) 631-4954

Susan Noonan/SA Noonan Communications, LLC
(212) 966-3650

Nektar Media Inquiries:
Karen Bergman/BCC Partners
(650) 575-1509

Michelle Corral/BCC Partners
(415) 794-8662

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NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2010	December 31, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$20,572	$49,597
Short-term investments	341,386	346,614
Accounts receivable, net of allowance	7,709	4,801
Inventory	8,703	6,471
Other current assets	7,101	6,183
Total current assets	$385,471	$413,666

Property and equipment, net	82,650	78,263
Goodwill	76,501	76,501
Other assets	3,887	7,088
Total assets	$548,509	$575,518

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,664	$3,066
Accrued compensation	5,704	10,052
Accrued clinical trial expenses	13,615	14,167
Accrued expenses	5,708	4,354
Deferred revenue, current portion	90,465	115,563
Other current liabilities	4,489	5,814
Total current liabilities	$125,645	$153,016

Convertible subordinated notes	214,955	214,955
Capital lease obligations	18,352	18,800
Deferred revenue	75,339	76,809
Deferred gain	4,808	5,027
Other long-term liabilities	4,656	4,544
Total liabilities	$443,755	$473,151

Commitments and contingencies

Stockholders' equity:
Preferred stock	$-	$-
Common stock	9	9
Capital in excess of par value	1,336,462	1,327,942
Accumulated other comprehensive income	1,022	1,025
Accumulated deficit	(1,232,739)	(1,226,609)
Total stockholders' equity	$104,754	$102,367
Total liabilities and stockholders' equity	$548,509	$575,518

(1) The consolidated balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share information)
(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Product sales and royalties	$3,584	$6,470
License, collaboration, and other	29,653	3,241
Total revenue	33,237	9,711

Operating costs and expenses:
Cost of goods sold	4,296	5,626
Research and development	23,286	23,363
General and administrative	9,013	11,020
Total operating costs and expenses	36,595	40,009

Loss from operations	(3,358)	(30,298)

Non-operating income (expense):
Interest income	463	1,650
Interest expense	(2,951)	(3,337)
Other income (expense), net	24	45
Total non-operating expense	(2,464)	(1,642)

Loss before provision for income taxes	(5,822)	(31,940)
Provision for (benefit from) income taxes	308	(133)
Net loss	$(6,130)	$(31,807)

Basic and diluted net loss per share	$(0.07)	$(0.34)

Shares used in computing basic and diluted net loss per share	93,631	92,516

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:	$(6,130)	$(31,807)
Net loss
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,149	3,615
Stock-based compensation	3,744	2,325
Other non-cash transactions	(235)	115
Changes in operating assets and liabilities:
Accounts receivable	(2,908)	5,365
Inventory	(2,232)	(4,073)
Other assets	(883)	496
Accounts payable	1,748	(8,095)
Accrued compensation	(4,348)	(6,133)
Accrued clinical trial expenses	(552)	(2,640)
Accrued expenses	1,354	3,364
Deferred revenue	(26,568)	(3,029)
Other liabilities	(1,302)	(1,897)
Net cash used in operating activities	$(34,163)	$(42,394)
Cash flows from investing activities:
Purchases of investments	(115,277)	(85,298)
Maturities of investments	112,074	104,458
Sales of investments	8,197	-
Purchases of property and equipment	(3,973)	(5,104)
Transaction costs from Novartis pulmonary asset sale	-	(4,766)
Net cash provided by investing activities	$1,021	$9,290
Cash flows from financing activities:
Payments of loan and capital lease obligations	(359)	(302)
Proceeds from issuances of common stock	4,776	61
Net cash provided by (used in) financing activities	$4,417	$(241)
Effect of exchange rates on cash and cash equivalents	(300)	61
Net decrease in cash and cash equivalents	$(29,025)	$(33,284)
Cash and cash equivalents at beginning of period	49,597	155,584
Cash and cash equivalents at end of period	$20,572	$122,300